Exhibit F

                              Troutman Sanders LLP
                        600 Peachtree Street, Suite 5200
                                Atlanta, GA 30308
                                  404-885-3000


                                November 15, 1996



Securities and Exchange Commission
Washington, D.C. 20549


Re:      SEI Birchwood, Inc., et al. - Form U-1 Application or Declaration
         (File    No. 70-8935)


Ladies and Gentlemen:

         We are familiar with the statement on Form U-1 referred to above, as amended, and are furnishing this opinion with respect to the transaction described therein, pursuant to which SEI Birchwood, Inc. ("SEI Birchwood"), which is an indirect subsidiary company of The Southern Company ("Southern"), a registered holding company, proposes to acquire for a nominal consideration 50% of the outstanding common shares of Greenhost, Inc. In the alternative, Birchwood Power Partners, L.P. ("BPP"), also an indirect subsidiary company of Southern, proposes to acquire 100% of the outstanding common shares of Greenhost, Inc.

         We are of the opinion that each of SEI Birchwood and BPP is a validly organized or formed and duly existing corporation or partnership under the laws of the state in which it is organized or formed, and that, upon the issuance of your order herein, and in the event that the proposed transaction is consummated in accordance with such statement on Form U-1 and your order:

          (a) all state laws applicable to the proposed transaction will have been complied with;

          (b) Greenhost, Inc. is validly organized and duly existing, the common shares of Greenhost, Inc. to be acquired are validly issued, fully paid and nonassessable and SEI Birchwood or BPP (as the case may be) will be entitled to all of the rights and privileges appertaining thereto set forth in the charter of Greenhost, Inc.;

          (c) SEI Birchwood or BPP (as the case may be) will legally acquire the common shares of Greenhost, Inc.; and

          (d) the consummation of the transaction described above will not violate the legal rights of the holders of any securities issued by SEI Birchwood or BPP or any associate company thereof.



         We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1.



                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     Troutman Sanders LLP